EXHIBIT 23.2


                             LETTERHEAD OF JONES DAY

                               [December 28, 2005]




Maria E. Pasquale, Esquire
Vice President, Legal & Chief Counsel
Celgene Corporation
86 Morris Avenue
Summit, NJ 07901

Re:   S-3 Registration Statement

Dear Maria:

      We consent to the following reference to our firm under the heading "Experts" in the Post-Effective Amendment No. 1 to Form S-3 Registration
Statement:

      The statements in this prospectus that relate to U.S. patent rights licensed from The Rockefeller University and Children's Medical Center Corporation under the caption "Risk Factors-We may not be able to protect our intellectual property" have been reviewed and approved by Jones Day as our special patent counsel for these matters, and are included herein in reliance upon their review and approval as our patent counsel.

                                        Very truly yours,

                                        Jones Day


                                        By:   /s/ Anthony M. Insogna
                                              ----------------------------------
                                                  Anthony M. Insogna